UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2009

Citrix Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)

(954) 267-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2--Financial Information

Item 2.02.     Results of Operations and Financial Condition.

The information under this Item 2.02, including the Exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

On January 28, 2009, Citrix Systems, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended December 31, 2008, and the year ended December 31, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

Item 2.05.     Costs Associated with Exit or Disposal Activities.

To allow the Company to operate more efficiently and to drive long-term changes in the Company’s cost model, on January 28, 2009, the Company announced the implementation of a restructuring program and steps to reduce its headcount by approximately 500 full-time positions representing approximately 10 percent of the Company’s global workforce (the “Restructuring Program”). In connection with the Restructuring Program, the Board of Directors of the Company adopted a severance pay and benefits plan on January 27, 2009.

The Company currently expects to incur in the aggregate a pre-tax charge in the range of approximately $19 million to $23 million related to its global workforce reduction. The Company currently expects to record these charges primarily in the first fiscal quarter ending March 31, 2009.  Substantially all of these charges will result in cash expenditures.

The Company also expects to incur cash and non-cash charges related to the consolidation of facilities as part of the Restructuring Program.  Because the details of its facilities consolidation are not yet final, the Company is unable at this time to estimate the amount of cash and non-cash charges it may incur in connection with its facilities consolidation or the total amount expected to be incurred in connection with the Restructuring Program.  The Company currently anticipates completing the majority of the activities related to the Restructuring Program by the end of 2009.

Section 9--Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits

       99.1     Press release dated January 28, 2009 of Citrix Systems, Inc.

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance.  Investors are cautioned that the statements in this Current Report on Form 8-K that are not strictly historical statements, including, without limitation, statements regarding Citrix’s restructuring program, including anticipated charges and costs, constitute forward-looking statements.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of a global recession and uncertainty in the IT spending environment; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels; potential disruptions to Citrix and its business from its restructuring program; the company’s product concentration and its ability to develop and commercialize new products and services while maintaining growth in its core products; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s and Microsoft’s ability to develop and market application delivery and virtualization products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from Citrix’s restructuring program and its other cost reduction initiatives; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation; changes in the company’s pricing policies or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for our Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; risks of political and social turmoil; and other risks detailed in Citrix filings with the SEC.  Citrix assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the matters described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: January 28, 2009	By:	/s/ David J. Henshall
David J. Henshall
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 28, 2009 of Citrix Systems, Inc.